Exhibit 4.1

FORM OF Registration RIGHTS Agreement

This Registration Rights Agreement (this “Agreement”), dated         , 2014, is by and among Diamond S Shipping Group, Inc., a Republic of the Marshall Islands corporation (the “Company”), DSS Holdings L.P., a Cayman Islands exempted limited partnership (the “Partnership”) and the Persons signing as “Investors” on the signature page of this Agreement (each, and each of its Affiliate transferees who executes a joinder agreement pursuant to Section 5.1 of this Agreement, an “Investor” and collectively, the “Investors”) and amends Exhibit C of the Second Amended and Restated Exempted Limited Partnership Agreement of the Partnership, dated December 12, 2013 (the “LP Agreement”), with respect only to its application to the Company and its subsidiaries.

WHEREAS, the Partnership and the Investors agreed to certain registration rights under Exhibit C of the LP Agreement; and

WHEREAS, the Company, the Partnership and the Investors desire to enter into this Agreement to amend Exhibit C of the LP Agreement, replacing all rights and obligations of all parties existing under Exhibit C of the LP Agreement, but only to the extent those rights and obligations relate to the Company or its subsidiaries, with the rights and obligations contained in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.          Definitions.

“Affiliate” of a Person (the “Specified Person”) means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Specified Person; and in the case of a Person that is a private investment fund or Affiliate of a private investment funds, “Affiliate” includes any other private investment funds or their Controlled portfolio companies that are substantially related to such fund, whether by common investment advisors, managers, employees or otherwise;

“Applicable Securities Laws” means the securities laws applicable to an offering of Registrable Securities hereunder, the respective rules and regulations from time to time made and forms from time to time prescribed thereunder and all published policy statements, notices, interpretation notes, blanket orders and rulings and other instruments from time to time in effect;

“CarVal Entities” means CVI CVF II Lux Master S.à r.l., a Luxembourg société à responsabilité limitée, CVI AA Lux Master S.à r.l., a Luxembourg société à responsabilité limitée, CVI CHVF Lux Master S.à r.l., a Luxembourg société à responsabilité limitée, CVIC Lux Master S.à r.l., a Luxembourg société à responsabilité limitée, and CVIC II Lux Master S.à r.l., a Luxembourg société à responsabilité limitée;

“CarVal Investor” means any Investor that is an Affiliate of the CarVal Entities;

“CarVal Majority” means the CarVal Entities holding a majority of the Registrable Securities held by all CarVal Entities;

“Chengdong” means Chengdong Investment Corporation, a limited liability company formed under the laws of the People’s Republic of China;

“Chengdong Investor” means any Investor that is an Affiliate of Chengdong;

“Company Included Securities” is defined in Section 2.3;

“Company Registration” is defined in Section 2.2;

“Contribution Agreement” means the Contribution Agreement, dated December 12, 2013, by and among the Partnership and the CarVal Entities;

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of securities, by contract or otherwise;

“Damages” means any loss, damage or liability (joint or several) to which a party to this Agreement may become subject under Applicable Securities Laws or otherwise, insofar as such loss, damage or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company, including any Prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of Applicable Securities Laws;

“Demand Registration Notice” is defined in Section 2.1(a);

“Designated Dealer” means a nationally recognized underwriter, investment dealer or similar financial intermediary selected by the Company, subject to the approval of Initiating Investors that hold a majority of the Registrable Securities to be included in a Registration;

“Effective” with respect to a Registration means that all legal and regulatory requirements applicable to the public sale of Registrable Securities covered by such Registration, including the provisions of Applicable Securities Laws, have been satisfied;

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended;

“First Reserve” means First Reserve Fund XII, L.P., a Cayman Islands exempted limited partnership, and FR XII-A Parallel Vehicle, L.P., a Cayman Islands exempted limited partnership;

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“First Reserve Investor” means any Investor that is an Affiliate of First Reserve;

“Initiating Investors” means, collectively, Investors who properly initiate a Registration request under Section 2.1;

“IPO” means the consummation of the sale of Registrable Securities contemplated by the initial Qualified Offering (including any over-allotment or underwriter option to purchase additional Registrable Securities in connection therewith);

“Person” means a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or a representative capacity;

“Piggyback Request” means a request by an Investor to include Registrable Securities in a Registration pursuant to Section 2.1 or Section 2.2, other than a request included in a Demand Registration Notice delivered by such Investor;

“Prospectus” means an offering or information memorandum, preliminary prospectus, final prospectus, issuer free writing prospectus, or any other prospectus included in any Registration Statement, relating to the Registration of securities to be listed or sold in a transaction covered by this Agreement, and any other document (including, unless the context otherwise requires, any amendment or supplement thereto) required by Applicable Securities Laws to be delivered to prospective purchasers of such securities in connection with the sale, resale and/or distribution thereof, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses;

“Qualified Exchange” means NYSE Euronext or any other securities exchange on which any of the Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Shares are then quoted;

“Qualified Offering” means an offering resulting from a Registration which results in a sale of Registrable Securities having an initial aggregate value of at least $25,000,000;

“Register” means, with respect to any securities, the listing, registration or qualification for distribution of such securities for sale to the public under Applicable Securities Laws, including if applicable the filing of a Registration Statement covering such securities and causing such Registration Statement to become Effective in accordance with Applicable Securities Laws, and “Registered”, “Registration” and similar terms have correlative meanings;

“Registrable Securities” means (a) all Shares and (b) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (a) by way of share dividend or share split or in connection with a combination of securities, recapitalization, exchange, conversion, reclassification,

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merger, amalgamation, arrangement, consolidation or other reorganization, except that such Shares or equity securities will cease to be Registrable Securities (i) when such securities have been sold or transferred pursuant to a Registration Statement, (ii) when such securities have been transferred in compliance with Rule 144 under the Securities Act (“Rule 144”) or (iii) if such securities have ceased to be outstanding;

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided, however, that the “Registration Statement” without reference to a time includes such Registration Statement as amended by any post-effective amendments as of the time of first contract of sale for the Registrable Securities;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Securities Authorities” means the exchanges, associations and governmental bodies with responsibility to enforce any Applicable Securities Laws;

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes incurred by an Investor applicable to the sale of Registrable Securities;

“Shares” means the capital stock of the Company or any shares of capital stock of any entity into which the Company is merged, continued, converted or otherwise reorganized which an Investor elects to be treated as Shares under this Agreement;

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act permitting short-form Registration) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act for long-form Registrations), in each case for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act;

“Special Registration” means the filing of (i) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (ii) a Registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iii) a Registration Statement relating solely to dividend reinvestment or similar plans, or (iv) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are

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convertible or exchangeable for Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell the Shares into which such notes may be converted or exchanged);

“Sponsors” means each of First Reserve, WLR and the CarVal Entities (collectively);

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public;

“WLR” means WLR Recovery Fund V DSS AIV, L.P., a Cayman Islands exempted limited partnership, WLR Recovery Fund IV DSS AIV, L.P., a Cayman Islands exempted limited partnership, WLR Select Co-Investment, L.P., a Cayman Islands exempted limited partnership, WLR/GS Master Co-Investment, L.P., a Cayman Islands exempted limited partnership, and WLR IV Parallel ESC, L.P., a Delaware limited partnership; and

“WLR Investor” means any Investor that is an Affiliate of WLR.

2.          Registration Rights.  The Company and the Investors each covenant and agree as follows:

2.1        Demand Registration.

(a)         Upon the written request with respect to any Registrable Securities (a “Demand Registration Notice”) of (i) First Reserve, for itself or on behalf of one or more First Reserve Investors or both, WLR, for itself or on behalf of one or more WLR Investors or both, or a CarVal Majority, for one or more CarVal Entities or on behalf of one or more CarVal Investors or both, given to the Company at any time following 180 days after the completion of the IPO (with respect to First Reserve, the First Reserve Investors, WLR and the WLR Investors) or the third anniversary of the Contribution Agreement (with respect to the CarVal Entities and the CarVal Investors), or (ii) Chengdong, for itself or on behalf of one or more Chengdong Investors or both, at any time following the date a Registration has been effected pursuant to clause (i) above or otherwise covering the sale of some or all of the Registrable Securities held by First Reserve, the First Reserve Investors, WLR, the WLR Investors, the CarVal Entities or the CarVal Investors, and in each case with a copy of such request given to all Investors, to Register some or all of the Registrable Securities held or beneficially owned at such time by such Investor(s) in a Registration that would reasonably be expected to result in a Qualified Offering, the Company will, as soon as reasonably practicable following receipt of the Demand Registration Notice, take such steps as are necessary to Register such Registrable Securities under the Applicable Securities Laws on a Qualified Exchange and shall, except as otherwise set forth herein, use its commercially reasonable efforts to cause such Registration to become Effective under the Applicable Securities Laws in accordance with the proposed timing of the resale and distribution of such Registrable Securities as advised by the Initiating Investor, acting

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reasonably, so as to permit such resale and distribution to be effected in accordance with the Applicable Securities Laws in such manner as the Initiating Investor may reasonably designate. The Demand Registration Notice shall specify the number of Registrable Securities to be Registered and the intended manner of disposition of such Registrable Securities. Any Investor may elect to include some or all of the Registrable Securities held by such Investor in such Registration by notice to the Company within 60 days of receipt of the Demand Registration Notice. Subject to the other provisions of this Agreement, the Company shall not be required to effect more than three demand Registrations pursuant to this Agreement for or on behalf of First Reserve and the First Reserve Investors, three for or on behalf of WLR and the WLR Investors, three for or on behalf of Chengdong and the Chengdong Investors, and three for or on behalf of the CarVal Entities and the CarVal Investors.

(b)        Notwithstanding the foregoing obligations, if the Company furnishes to an Initiating Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s board of directors (or similar governing body) it would be materially detrimental to the Company and all the Investors for a Registration effected under Section 2.1(a)(i) (excluding the first such Registration effected under such Section) or Section 2.1(a)(ii) to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 120 days after the request of the Initiating Investor is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not Register any securities for its own account or that of any other Person during such 120-day period other than pursuant to a Registration relating to the sale of securities to employees of the Company or a Subsidiary pursuant to Special Registration.

2.2        Company Registration.  If the Company proposes to Register (including, for this purpose, a Registration effected by the Company for holders of Registrable Securities other than the Investors), any of its Registrable Securities, other than a Special Registration (a “Company Registration”), the Company shall, at least 20 days prior to the sale contemplated by such Registration, give each Investor notice of such Company Registration. Upon the request of any Investor given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.4(b), cause to be Registered all of the Registrable Securities that each such Investor has requested to be included in such Company Registration. The Company shall have the right to terminate or withdraw any Company Registration initiated by it under this Section 2.2 before the date such Company Registration becomes Effective, whether or not any Investor has elected to include Registrable Securities in such Company Registration. The expenses (other than Selling Expenses) of such withdrawn Company Registration shall be borne by the Company in accordance with Section 2.7.

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2.3        Inclusion of Other Securities.  Subject to the following, in connection with any Registration of Registrable Securities to be effected pursuant to Section 2.1, the Company may include newly issued Registrable Securities or other securities, in addition to those to be sold by the Investors electing to include Registrable Securities therein, among the securities covered by such Registration (“Company Included Securities”).

2.4        Underwriter Requirements.

(a)         If the Investors delivering a Demand Registration Notice intend to distribute the Registrable Securities covered by its request by means of an Underwritten Offering, it shall include such information in the Demand Registration Notice. The right of any Investor to include such Investor’s Registrable Securities pursuant to a Piggyback Request in a Registration pursuant to Section 2.1, or in a Company Registration involving an underwriting pursuant to Section 2.1, shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. Each Investor proposing to distribute its Registrable Securities through such Designated Dealer shall (together with the Company) enter into an underwriting agreement in customary form with the Designated Dealer.

(b)        In connection with a Registration involving an Underwritten Offering of Registrable Securities pursuant to Section 2.1, if the Designated Dealer shall have informed the Company and the applicable participating Investors of its belief that the number or type of Registrable Securities to be included in such Registration would materially adversely affect its ability to effect the distribution of such Registrable Securities or other securities (such letter to state the basis of such belief and the approximate number of such securities which may be so included without having such effect), the Registrable Securities to be included in such Registration shall be reduced such that the aggregate Registrable Securities included in such Registration do not have such effect (i) first, by eliminating some or all of the Company Included Securities included under Section 2.3, if any, (ii) second, after all Company Included Securities have been eliminated, for each Investor (including Initiating Investors) pro rata to the number of Registrable Securities originally requested by each such Investor, or in such other proportion as the Investors may mutually agree.

(c)        In connection with any Underwritten Offering of Registrable Securities pursuant to Section 2.2, if the Designated Dealer shall have informed the Company and the applicable Investors of its belief that the number or type of Registrable Securities to be included in such Registration by Investors would materially adversely affect its ability to effect the distribution of such Registrable Securities or other securities (such letter to state the basis of such belief and the approximate number of such securities which may be so included without having such effect), the Registrable Securities to be included in such Registration by the Investors shall be reduced such that the aggregate Registrable Securities included in such Registration do not have such effect pro rata to the number of Registrable Securities originally requested by each such Investors, or in such other proportion as the Investors may mutually agree.

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2.5        Effectiveness.  A demand Registration requested pursuant to this Agreement shall not be deemed to have been effected (a) unless such Registration has become Effective, (b) if after such Registration has become Effective, it does not remain Effective until the expiry of 20 business days following the date the Initiating Investor can sell all of the Registrable Securities included in such Registration or (c) if the conditions to closing specified in the underwriting agreement entered into in connection with the distribution relating to such Registration are not satisfied or waived by reason of the failure or refusal of the Company to satisfy or perform a condition to such closing (including, without limitation, if so specified, by reason of the occurrence of a material adverse change).

2.6        Indemnification.  The Company will indemnify and hold harmless each Investor, its Affiliates and their respective officers and directors, and each Designated Dealer or other underwriter which participates in any offering or sale of Registrable Securities Registered hereunder against any losses, claims or Damages, joint or several, to which they may become subject under the Applicable Securities Laws or otherwise, insofar as such losses, claims or Damages (or actions in respect thereof) arise out of or are based upon a misrepresentation or an alleged misrepresentation contained in any Prospectus or Registration Statement under which such Registrable Securities were Registered hereunder or any other basis for liability under Applicable Securities Laws to the extent applicable to the Company, and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred, provided that the Company shall not be liable to (i) the Investor and any related Affiliates and their respective officers and directors, (ii) a Designated Dealer or (iii) another underwriter in any such case to the extent that any such loss, claim or Damage arises out of or is based upon a misrepresentation or an alleged misrepresentation made in any such Prospectus or Registration Statement in reliance upon and in conformity with written information furnished to the Company by (i) such Investor or any related Affiliates or their respective officers and directors, (ii) a Designated Dealer or (iii) another underwriter expressly for use therein.

2.7        Costs and Expenses.  To the extent permitted by applicable law, the Company shall be liable to pay all costs, fees and expenses of or incidental to the Registration and distribution of the Registrable Securities pursuant to this Agreement, including, without limitation: all Registration and filing fees (including fees with respect to filings required to be made with any stock exchange); fees and disbursements of counsel for and auditors of the Company and any other reasonable and standard special experts or advisors retained by the Company in connection therewith; word processing, translation and printing expenses; the fees and expenses of the transfer agent and registrar for the Registrable Securities; fees and disbursements of counsel for the Initiating Investor, counsel for the Designated Dealer and any other underwriters participating in such sale and distribution (except to the extent the Company negotiates with such Designated Dealer or any other underwriters to pay their own fees and disbursements of counsel); expenses in connection with the preparation of road-show and other marketing documents; and all other costs, fees and expenses of or incidental to the sale of the Registrable Securities, whether or not any Registration of the

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Registrable Securities becomes Effective; however the Designated Dealer’s (and any other underwriters’) fees and disbursements and any other Selling Expenses shall be shared by the participating Investors and the Company on a pro rata basis based on the proceeds received by each for any such distribution.

2.8        Cooperation; Company.  The Company will use its commercially reasonable efforts to cause to become Effective any Registration proposed by an Initiating Investor under this Agreement, including, without limitation:

(a)         entering into such customary agreements (including, if applicable, an underwriting agreement) and taking such other actions as the Initiating Investor shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(b)        using commercially reasonable efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the Designated Dealer or other underwriters, if any;

(c)         making reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters, taking into account the needs of the Company’s businesses and the requirements of the marketing process, in the marketing of Registrable Securities in any Underwritten Offering; and

(d)        taking all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

2.9        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of each Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any Registration unless, under the terms of such agreement or arrangement, such holder or prospective holder may include such securities in any such Registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities held by the Investors that are to be included or (ii) to demand Registration of any securities held by such holder or prospective holder.

2.10      Termination of Registration Rights.  The right of any Investor to request Registration or inclusion of Registrable Securities in any Registration pursuant to Section 2.1 shall terminate upon the fifth anniversary of the IPO.

2.11      Market Standoff.  Each Investor hereby agrees that it will not, without the prior written consent of the Designated Dealer, during the period commencing on the date of the final Prospectus relating to an Underwritten Offering pursuant to a Registration by the Company (other than a Special Registration) and ending on the date

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specified by the Company and the Designated Dealer (such period not to exceed 90 days, which period may be extended upon the request of the Designated Dealer for an additional period of up to 15 days if the Company issues or proposes to issue an earnings or other public release within 15 days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Registrable Securities (whether such Registrable Securities or any such securities are then owned by the holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or other securities, in cash, or otherwise. Notwithstanding the foregoing, no Investor shall be obligated under this Section 2.11 during any period in which a Sponsor has been released from the provisions hereof. The foregoing provisions of this Section 2.11 shall not apply to the sale of any Registrable Securities to an underwriter pursuant to an underwriting agreement or a sale pursuant to the applicable Registration.

2.12      Market Clearing.  Without limitation of the Company’s obligations under Section 2.8, upon request of the Initiating Investors delivered at the time such Initiating Investors have given the Company a Demand Registration Notice, for a period from such request until the date specified by the Initiating Investors (which shall not be later than the earlier of (i) 60 days following the date of the final Prospectus included in the Registration Statement filed as a result of the Demand Registration Notice, or (ii) the withdrawal of such Registration Statement), the Company will not (a) initiate a new Company Registration, other than a Special Registration, or (b) take any of the actions described in clauses (i) or (ii) of Section 2.11 provided that no Company Registration in process prior to the Demand Registration Notice, or sales of Registrable Securities contemplated thereby, will be required to be delayed or modified by this Section 2.12.

3.          Amendment of LP Agreement.  The Company, the Partnership and the Investors hereby agree and consent that this Agreement amends Exhibit C of the LP Agreement, replacing all rights and obligations of all parties existing under Exhibit C of the LP Agreement, but only to the extent those rights and obligations relate to the Company or its subsidiaries.

4.          Effectiveness of Agreement.  Notwithstanding the date of execution of this Agreement, this Agreement shall not become effective until the completion of an IPO by the Company.

5.          Miscellaneous.

5.1        Assignment; No Third Party Beneficiaries.  This Agreement shall be binding upon and benefit the Company and each Investor and their respective successors (including by operation of law) and permitted assigns. Each Investor may assign all or a portion of its rights hereunder to any Affiliate of such Person to the extent

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and only to the extent such Investor transfers all or any of its Registrable Securities to such Affiliate; provided that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto, whereupon such Person will be treated as an Investor for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Investor with respect to the transferred Registrable Securities. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto.

5.2        Governing Law and Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to any applicable conflict of law principles. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable under the laws of the State of New York or under the laws of the United States by reason of the scope, extent or duration of its coverage, then such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended, or the effect of the provision cannot be applied within such jurisdiction, without materially altering the intention of the parties, then such provision will be stricken and unless the provision is immaterial, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect as nearly as possible the original intent of the parties hereto. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter will prevail, but the provision of this Agreement affected thereby may be curtailed and limited only to the extent necessary to bring it into compliance with the law, and all the other terms and provisions of this Agreement will continue in full force and effect without impairment or limitation; provided that unless the provision is immaterial, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect as nearly as possible the original intent of the parties hereto.

5.3        Counterparts; Facsimiles.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Facsimile signatures will, for all purposes, be treated as originals.

5.4        Titles and Subtitles.  The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement in construing or interpreting any provision hereof.

5.5        Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) hand delivered, (ii) sent by overnight mail or courier or (iii) transmitted via email (with email confirmation) or facsimile transmission to the affected party at the addresses and facsimile numbers set forth below or at such other addresses or facsimile numbers as such party may have provided to the other parties in accordance herewith. Any notice shall be deemed received (i) if hand delivered, when actually delivered, (ii) if sent by

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overnight mail or courier, when actually received, and (iii) if sent by email or facsimile transmission, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid or by email or facsimile transmission or, if such confirmation is received after normal business hours of the recipient, on the first business day following such confirmation.

a)	If to the Company or the Partnership, to:

Diamond S Management LLC
33 Benedict Place, 2nd Floor
Greenwich, CT 06830
Facsimile:
Attention:    Florence Ioannou
Email:

and:

Jones Day
222 East 41st Street
New York, New York 10017
Facsimile:
Attention:    Robert A. Profusek
Email:

b)	If to the CarVal Entities, to:

Fund Name
11-13 Boulevard de la Foire
Luxembourg
L -1528
Luxembourg

and:

CarVal Investors, LLC
9320 Excelsior Boulevard, 7th Floor
Hopkins, MN 55343
Facsimile:
Attention:    Dennis Weirens
Email:

and:

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Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Facsimile:
Attention:    Ernest S. Wechsler
Email:

c)	If to Chengdong, to:

Chengdong Investment Corporation
Special Investment Department
China Investment Corporation
New Poly Plaza, No. 1
Chaoyangmen Beidajie
Dongcheng, Beijing 100010
Facsimile:
Attention:    Yangyang Liu
Email:

and:

Chengdong Investment Corporation
Special Investment Department
China Investment Corporation
New Poly Plaza, No. 1
Chaoyangmen Beidajie
Dongcheng, Beijing 100010
Attention:    Jin Xiao
Email:

and:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Facsimile:
Attention:    Alexandra D. Korry
Email:

d)	If to the First Reserve entities, to:

First Reserve Corporation
One Lafayette Place
Greenwich, CT 06830
Facsimile:
Attention:    General Counsel
Email:

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and:

Gibson, Dunn & Crutcher LLP
1801 California St., Suite 4200
Denver, CO 80202
Facsimile:
Attention:    Beau Stark
Email:

e)	If to Odyssey Reinsurance Company, to:

Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 802
Toronto, Ontario, Canada M5J 2N7
Facsimile:
Attention:    Frances Burke
Email:

f)         If to PPM America Private Equity Fund III, LP, to:

PPM America Private Equity Fund III, LP
225 West Wacker Drive, Suite 1200
Chicago, IL 60606
Facsimile:
Attention:    Champ Raju
Email:

and:

PPM America Private Equity Fund III, LP
225 West Wacker Driver Suite, Suite 1200
Chicago, IL 60606
Facsimile:
Attention:    Craig Radis
Email:

and:

Winston & Strawn LLP
35 W. Wacker Driver
Chicago, IL 60601-9703
Facsimile:
Attention:    Brian M. Schafer
Email:

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g)	If to Maycomb Holdings II, LLC, Maycomb Holdings III, LLC or Maycomb Holdings IV, LLC, to:

Siguler Guff & Co., L.P.
825 Third Avenue, 10th Floor
New York, NY 10002
Facsimile:
Email:

h)	If to the WLR entities, to:

WL Ross & Co., LLC
1166 Avenue of the Americas, 27th Floor
New York, NY 10036
Facsimile:
Email:

and:

Jones Day
222 East 41st Street
New York, New York 10017
Facsimile:
Attention:    Robert A. Profusek
Email:

5.6        Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof with respect to the Company and its subsidiaries only and supersedes all prior and contemporaneous agreements and understandings, oral or written, among the parties with respect to such subject matter with respect to the Company and its subsidiaries only. No party is relying upon any statement or representation of any other party in connection with entering into this Agreement. This Agreement amends Exhibit C of the LP Agreement, replacing all rights and obligations of all parties existing under Exhibit C of the LP Agreement as those rights and obligations relate to the Company or its subsidiaries with the rights and obligations contained in this Agreement.

5.7        Arbitration.  If the parties to this Agreement are unable to resolve any dispute arising under this Agreement following good faith negotiations, any party to this Agreement may refer such matter to arbitration by one arbitrator pursuant to the Rules of Commercial Arbitration (the “Rules”) of the American Arbitration Association (“AAA”). The arbitrator will be appointed by the AAA in accordance with the Rules. Following the selection of the arbitrator as set forth above, the arbitration must be conducted promptly and expeditiously so as to enable the arbitrator to render a decision within 30 days. In any dispute involving a claim for money damages or involving any other monetary amount, the parties involved in the dispute shall each submit to the arbitrator their calculation of such amount, and the arbitrator may only choose an amount proposed by

15

one of the parties. Subject to the foregoing and except to the extent the parties agree to the contrary, the arbitrator hearing the dispute shall apply and follow the Federal Rules of Civil Procedure and the Federal Rules of Evidence. If there is any conflict between the Rules and this Section 5.7, this Section 5.7 will govern. The arbitration must be held in New York, New York. The parties acknowledge that the arbitrator will have the authority to grant equitable remedies, if appropriate. Except as provided below, arbitration under this Section 5.7 will be the exclusive means for a party to seek resolution of any dispute arising out of, or any breach or alleged breach of, this Agreement, except that any party may bring an action before a competent court for the adoption of provisional or protective measures or equitable relief. The award of the arbitrator will be final and binding on the parties. Each party will bear (a) in equal proportions the cost and expenses of the arbitration proceeding assessed by the AAA, and (b) their respective expenses in prosecuting or defending the arbitration. Judgment on the arbitral award rendered may be entered in any court having jurisdiction or application may be made to such for a judicial acceptance of the award and an order of enforcement, as the case may be. The parties acknowledge and agree that any party may seek before any court of competent jurisdiction, provisional, protective or equitable relief; provided that neither Chengdong nor any of its Affiliates shall be required to submit to jurisdiction in any United States federal or state court.

5.8        CarVal Entities.  All references to acts, consents, approvals or waivers by any or all of the CarVal Entities will require only the act, consent, approval or waiver respectively of the CarVal Majority. Each CarVal Entity irrevocably agrees that it will be conclusively deemed to have taken any and all actions taken by and all consents, approvals and waivers given by a CarVal Majority pursuant to this Agreement.

5.9        Amendment.  The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and Investors holding a majority of outstanding Registrable Securities; provided that any amendment, modification or waiver that would, by its terms, alter any rights specific to an Investor set forth in Section 2.1(a) shall require the written consent of such Investor (or, in the event of a transfer of Registrable Securities to its Affiliates, by a majority in interest of such Investor’s Affiliates).

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement on the day and year first written above.

DIAMOND S SHIPPING GROUP, INC.

By:
Name:
Title:

DSS HOLDINGS L.P.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

INVESTORS

FIRST RESERVE FUND XII, L.P.

By: First Reserve GP XII, L.P., its general partner
By: First Reserve GP XII Limited, its general partner

By:
Name: Edward T. Bialas
Title: Director

FR XII-A PARALLEL VEHICLE, L.P.

By: First Reserve GP XII, L.P., its general partner
By: First Reserve GP XII Limited, its general partner

By:
Name: Edward T. Bialas
Title: Director

Signature Page to Registration Rights Agreement

WLR RECOVERY FUND V DSS AIV, L.P.		WLR/GS MASTER CO-INVESTMENT, L.P.

By:	WLR Recovery Associates V DSS AIV, L.P., its General Partner	By:	WLR Master Co-Investment GP, LLC, its General Partner
By:	WLR Recovery Associates V DSS AIV GP, Ltd., its General Partner	By:	WL Ross Group, L.P., its Managing Member
		By:	El Vedado, LLC, its General Partner

By:		By:
Name:		Name:
Title:		Title:

WLR RECOVERY FUND IV DSS AIV, L.P.		WLR IV PARALLEL ESC, L.P.

By:	WLR Recovery Associates IV DSS AIV, L.P., its General Partner	By:	Invesco WLR IV Associates LLC, its General Partner
By:	WLR Recovery Associates IV DSS AIV GP, Ltd., its General Partner	By:	Invesco Private Capital, Inc., its Managing Member

By:		By:
Name:		Name:
Title:		Title:

WLR SELECT CO-INVESTMENT, L.P.		WLR V PARALLEL ESC, L.P.

By:	WLR Select Associates DSS, L.P., its General Partner	By:	Invesco WLR V Associates LLC, its General Partner
By:	WLR Select Associates DSS GP, Ltd., its General Partner	By:	Invesco Private Capital, Inc., its Managing Member

By:		By:
Name:		Name:
Title:		Title:

Signature Page to Registration Rights Agreement

CHENGDONG INVESTMENT CORPORATION

By:
Name:
Title:

Signature Page to Registration Rights Agreement

MAYCOMB HOLDINGS II, LLC

By:
Name:
Title:

MAYCOMB HOLDINGS III, LLC

By:
Name:
Title:

MAYCOMB HOLDINGS IV, LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

PPM AMERICA PRIVATE EQUITY FUND III, LP

By:
Name:
Title:

Signature Page to Registration Rights Agreement

ODYSSEY REINSURANCE COMPANY

By:
Name:
Title:

Signature Page to Registration Rights Agreement

CVI CVF II Lux Master S.à r.l.	CVIC Lux Master S.à r.l.

By:	By:
Name: Peter A. Vorbich	Name: Peter A. Vorbich
Title: Director	Title: Director

CVI AA Lux Master S.à r.l.	CVIC II Lux Master S.à r.l.

By:	By:
Name: Peter A. Vorbich	Name: Peter A. Vorbich
Title: Director	Title: Director

CVI CHVF Lux Master S.à r.l.

By:
Name: Peter A. Vorbich
Title: Director

Signature Page to Registration Rights Agreement